EXHIBIT 32.1

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. 1350)

In connection with the Quarterly Report of NovaDel Pharma Inc., a Delaware corporation (the “Company”), on Form 10-Q for the three months ended September 30, 2010, as filed with the Securities and Exchange Commission (the “Report”), Steven B. Ratoff, President and Chief Executive Officer of the Company, and Craig A. Johnson, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2010	By:	/s/ Steven B. Ratoff
Steven B. Ratoff
President and Chief Executive Officer (principal executive officer)

Date: November 12, 2010	By:	/s/ Craig A. Johnson
Craig A. Johnson
Chief Financial Officer (principal financial and accounting officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act.